UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                  May 24, 2005
                Date of Report (date of earliest event reported)


                           NATIONAL DENTEX CORPORATION
             (Exact name of registrant as specified in its charter)

                        Commission file number 000-23092


                     MASSACHUSETTS                   04-2762050
             (State or Other Jurisdiction         (I.R.S. Employer
           of Incorporation or Organization)       Identification No.)




                    526 Boston Post Road,               01778
                        Wayland, MA                   (Zip Code)
                   (Address of Principal
                    Executive Offices)

                                 (508) 358-4422
                (Registrant's Telephone No., including Area Code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or
Standard; Transfer of Listing.

By way of background, and as previously reported on National Dentex's Current Report on Form 8-K filed with the SEC on April 11, 2005, National Dentex was notified by the Nasdaq National Market on April 5, 2005 that its securities are subject to delisting owing to its failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2004 by the extended due date of March 31, 2005.

Yesterday, May 24, 2005, National Dentex filed its Annual Report on Form 10-K for the year ended December 31, 2004 with the SEC.

In addition, on May 18, 2005, National Dentex received an additional delinquency notice from Nasdaq because of its inability to timely file its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 by the due date of May 10, 2005. National Dentex had previously discussed this anticipated additional delinquency notice at a Nasdaq listing qualifications panel hearing held on May 5, 2005 in response to the Annual Report filing deliquency. Nasdaq's additional delinquency notice indicated that it would consider the Quarterly Report delinquency within the context of the Annual Report delinquency notification and the proceedings initiated thereby.

National Dentex is filing this Current Report on Form 8-K to report that on May 24, 2005 it received the Nasdaq hearing panel's decision via fax. The panel decision granted National Dentex's request for relief and permitted the continued listing of National Dentex's securities on Nasdaq, subject to a requirement that National Dentex file the delinquent Annual Report and Quarterly Report on or before June 30, 2005.

As noted above, National Dentex has already met the requirement to file the delinquent Annual Report. National Dentex is currently working with its independent auditors to file as promptly as reasonably possible its delinquent Quarterly Report on Form 10-Q. Management currently expects to file this Quarterly Report with the SEC within approximately the next week. Based on the hearing panel's decision, National Dentex anticipates, but cannot provide any assurances, that when it files its Quarterly Report on Form 10-Q for the first quarter of 2005, it will have regained full compliance with Nasdaq's continued listing standards.

In the meantime, and pending any further notification from or action by Nasdaq, the panel decision indicates that the fifth character "E" will continue to be appended to National Dentex's trading symbol and its trading symbol will continue to be "NADXE". The panel decision further indicates that Nasdaq's listing council may, on its own motion, determine to review any panel decision within 45 calendar days after issuance of the written decision, and may affirm, modify, reverse, dismiss, or remand the decision to the panel.

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


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          NATIONAL DENTEX CORPORATION
                                          (Registrant)



May 25, 2005

                                          By: /s/  Richard F. Becker, Jr.
                                              ----------------------------------
                                          Richard F. Becker, Jr. Vice President,
                                          Treasurer and Chief Financial Officer



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